EXHIBIT 32.01
CERTIFICATION BY CHIEF EXECUTIVE OFFICER
     I, Theresa D. Becks, the Chief Executive Officer of Campbell & Company, Inc. as general partner of Campbell Strategic Allocation Fund, L.P., certify that (i) the Form 10K for the year ended December 31, 2007 of Campbell Strategic Allocation Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10K for the year ended December 31, 2007 fairly presents, in all material respects, the financial condition and results of operations of Campbell Strategic Allocation Fund, L.P.
CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
By: Campbell & Company, Inc., general partner

By:	/s/ Theresa D. Becks

Theresa D. Becks
Chief Executive Officer March 28, 2008

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